UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2019

CAS MEDICAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

On February 11, 2019, CAS Medical Systems, Inc. (the “Company” or “CASMED”), Edwards Lifesciences Holding, Inc., a Delaware corporation (“Edwards”) and Crown Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Edwards (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company and a wholly-owned subsidiary of Edwards.

As previously disclosed in CASMED’s proxy statement filed on March 13, 2019 and mailed to stockholders on or about March 14, 2019 (the “Proxy Statement”) and CASMED’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2019, in connection with the Merger, on or about March 7, 14 and 21, 2019, three putative class action complaints challenging the Merger were filed in the United States District Court for the District of Delaware, captioned Adam Franchi v. CAS Medical Systems, Inc., et al., Thomas Torreano v. CAS Medical Systems, Inc. et al. and Joseph Rish Jr. v. CAS Medical Systems, Inc. et al., respectively, and on or about March 11, 2019, an additional putative class action complaint challenging the Merger was filed in the Superior Court for the State of Connecticut, Judicial District of New Haven at New Haven, captioned Charles New v. CAS Medical Systems, Inc., et al. On March 11, 2019, an additional complaint challenging the Merger captioned Shiva Stein v. CAS Medical Systems, Inc., et al. was filed in the United States District Court for the District of Delaware. The complaints were filed on behalf of the public shareholders of CASMED and name as defendants CASMED and the members of its board of directors.

CASMED and the other defendants have vigorously denied, and continue to vigorously deny, any wrongdoing or liability with respect to the facts and claims asserted, or which could have been asserted, in the aforementioned lawsuits, including that they have committed any violations of law or breach of fiduciary duty, that they have acted improperly in any way, or that they have any liability or owe any damages of any kind to plaintiffs or to the purported class, and specifically deny that any further supplemental disclosure is required under any applicable rule, statute, regulation or law or that the CASMED directors failed to maximize stockholder value by entering into the Merger Agreement. However, to avoid the risk that the stockholder litigation might delay or otherwise affect the consummation of the transactions contemplated by the Merger Agreement and to minimize the expense of defending such actions, CASMED has agreed to make certain supplemental disclosures to the Proxy Statement, as set forth below, which supplement the Proxy Statement and should be read in conjunction with the Proxy Statement, and to the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, this Current Report on Form 8-K shall supersede the information in the Proxy Statement. The supplemental disclosures in this Current Report on Form 8-K were reviewed and agreed to by plaintiffs’ counsel. In consideration for such supplemental disclosures by CASMED, all five plaintiffs have agreed to withdraw their complaints with prejudice following the filing of such supplemental disclosures. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Proxy Statement.

CASMED hereby makes the following supplemental disclosures to the Proxy Statement:

The following additional disclosures supplement the disclosures contained in the Proxy Statement under “Proposal 1 Adoption of the Merger Agreement – Opinion of William Blair & Company, L.L.C.”

•	The information disclosed on pages 39-40 of the Proxy Statement under the heading “Selected Publicly Traded Companies Analysis” is hereby supplemented to include the following:

The trading multiples for each company selected by William Blair in its selected publicly traded companies analysis were:

Company	Enterprise Value / LTM Revenue	Enterprise Value / CY 2019E Revenue
Micro Cap
MISONIX, Inc.	4.77x	4.26x
Viveve Medical, Inc.	2.66x(2)	2.50x(2)
Restoration Robotics Inc.	1.13x(1)	0.92x(1)
Small Cap
Glaukos Corporation	15.88x	11.93x
STAAR Surgical Company	12.22x(1)	9.84x(1)
Tactile Systems Technology, Inc.	9.21x(1)	7.76x(1)
OrthoPediatrics Corp.	8.40x(4)	6.99x(4)
Intersect ENT, Inc.	7.61x(1)	6.58x(1)
AtriCure, Inc.	6.08x(1)	5.49x(1)
Cardiovascular Systems, Inc.	4.42x	3.91x
LeMaitre Vascular, Inc.	4.28x	4.02x
Nevro Corp.	3.57x(1)	3.29x(1)
CONMED Corporation	3.06x(3)	2.88x(3)
AngioDynamics, Inc.	2.74x	2.64x

Sources: SEC filings, FactSet and CapitalIQ as of February 8, 2019.

(1)	LTM gross margin as of September 30, 2018. LTM revenue as of December 31, 2018; calculated using Form 8-K filing announcing preliminary net sales for the fourth quarter of 2018.
(2)	LTM gross margin as of September 30, 2018. LTM revenue as of December 31, 2018; calculated using Form 8-K filing announcing preliminary net sales for the fourth quarter of 2018. Share count adjusted for follow-on offering which closed on December 11, 2018 and resulted in 13.334 million additional shares. Cash balance as of December 31, 2018 per Form 8-K filing as of January 16, 2019.
(3)	Adjusted for acquisition of Buffalo Filter, which was announced on December 31, 2018. Balance sheet includes $345 million convertible notes offering completed on January 29, 2019 and amendment to credit agreement filed on February 7, 2019. Revenue figures include pro forma adjustments equal to $41 million for LTM as of December 31, 2018 and $49 million for 2019E (median of range provided) based on CONMED Investor Presentation dated January 22, 2019.
(4)	LTM gross margin as of September 30, 2018. LTM revenue as of December 31, 2018; calculated using Form 8-K filing announcing preliminary net sales for the fourth quarter of 2018. Share count adjusted for follow-on offering which closed on December 11, 2018 and resulted in 1.725 million additional shares and $43.4 million of net proceeds.

2

•	The information disclosed on pages 40-41 of the Proxy Statement under the heading “Selected Precedent Transactions Analysis” is hereby supplemented to include the following:

The respective enterprise values and multiples of enterprise value to LTM revenue for the transactions examined by William Blair in its selected precedent transactions analysis were:

Date Announced	Target	Acquiror	Enterprise Value ($ in millions)	Enterprise Value / LTM Revenue
December 2018	Buffalo Filter	CONMED Corporation	$ 365.0(1)	8.90x
September 2018	Focal Therapeutics	Hologic	117.9	7.37x
September 2018	Invuity	Stryker Corporation	197.3	4.83x
March 2018	Cogentix Medical	Laborie Medical Technologies	212.2	3.77x
December 2017	Entellus Medical	Stryker Corporation	697.0	8.08x
June 2017	NOVADAQ Technologies	Stryker Corporation	674.0	8.08x
September 2016	EndoChoice Holdings	Boston Scientific Corporation	214.0	2.84x
June 2016	E.T. View Medical	Ambu A/S	16.0	7.11x
May 2016	Smith & Nephew plc (Gynecology Business)	Medtronic	350.0	6.25x
May 2016	Galil Medical	BTG	84.5(2)	3.84x
April 2016	Hansen Medical	Auris Health	95.1	7.14x
September 2015	Synergetics USA	Valeant Pharmaceuticals	159.5(3)	2.13x
March 2014	New Wave Surgical Corporation	Covidien	113.0	5.38x
December 2013	Patient Safety Technologies	Stryker Corporation	115.1	5.74x
August 2013	Cardiocom	Medtronic	200.0	4.00x
April 2012	Oridion Systems	Covidien	327.0	4.80x
November 2010	O.R. Solutions	Ecolab	260.0	4.73x
June 2010	Somanetics Corporation	Covidien	254.5(4)	4.71x

Sources: SEC filings and CapitalIQ as of February 8, 2019.

(1)	Enterprise value includes $60 million tax benefit. Implied LTM revenue multiple is 7.44x excluding the $60 million tax benefit. Transaction was still pending and expected to close in Q1 2019.
(2)	Enterprise value excludes $25.5 million in potential future earnout payments.
(3)	Enterprise value excludes contingent value rights agreement of up to $1.00 per share.
(4)	Enterprise value excludes $36.5 million of long-term investments as reported in Somanetics’ Form 10-Q filing dated May 31, 2010.

•	The third sentence of the first paragraph under the heading “Discounted Cash Flow Analysis” beginning on page 41 of the Proxy Statement is amended and restated to read:

Unlevered free cash flows for CASMED were calculated by William Blair using after-tax EBIT (derived from the Forecasts, assuming a tax rate of 23% to EBIT), plus depreciation and amortization, less capital expenditures and increase in net working capital (each derived from the Forecasts).

3

Additional Information and Where to Find It

THE COMPANY’S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors and stockholders may obtain a free copy of the Proxy Statement and other documents filed with the SEC (as they become available) from the SEC’s website at www.sec.gov or by accessing the Company’s website at www.casmed.com or by sending a written request to the Company at 44 East Industrial Road, Branford, CT 06405, Attention: Corporate Secretary.

Certain Information Concerning Participants

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, and any interest they have in the proposed transaction, are set forth in the Proxy Statement. Additional information regarding these individuals is included in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2019. To the extent the holdings of securities of the Company by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2019, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.casmed.com.

Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the Merger, the benefits of the Merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of the Company and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements as a result of various factors, including: (i) the Company may be unable to obtain stockholder approval as required for the Merger; (ii) conditions to the closing of the Merger may not be satisfied; (iii) the Merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally; (v) the Company’s business may suffer as a result of uncertainty surrounding the Merger and disruption of management’s attention due to the Merger; (vi) the outcome of any legal proceedings related to the Merger; (vii) the Company may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger agreement; (ix) risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (x) other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all. Additional risks and factors that may affect results are set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2019, any subsequent Current Reports on Form 8-K and other filings with the SEC, which are or will be available on the SEC’s website at www.sec.gov. See in particular Item 1A of the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2019 under the heading “Risk Factors.” The risks and uncertainties described above and in the Company’s SEC filings are not exclusive and further information concerning the Company and its business, including factors that potentially could materially affect its business, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. The forward-looking statements speak only as of the date of hereof. Except as required by law, the Company undertakes no obligation to update these statements.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: April 9, 2019	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer

5